EXHIBIT 1
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that this Amendment No. 1 to Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.
Date: February 13, 2006

GENSTAR CAPITAL PARTNERS III, L.P., a Delaware limited partnership By: Genstar Capital III, L.P. Its General Partner By: Genstar III GP LLC Its General Partner
By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

STARGEN III, L.P., a Delaware limited partnership By: Genstar Capital III, L.P. Its General Partner By: Genstar III GP LLC Its General Partner
By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

GENSTAR CAPITAL III, L.P., a Delaware limited partnership By: Genstar III GP LLC Its General Partner
By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

GENSTAR III GP LLC
By:	/s/ Jean-Pierre L. Conte
Jean-Pierre L. Conte, Managing Director

JEAN-PIERRE L. CONTE
By:	/s/ JEAN-PIERRE L. CONTE

RICHARD F. HOSKINS
By:	/s/RICHARD F. HOSKINS

RICHARD D. PATERSON
By:	/S/ RICHARD D. PATERSON